Exhibit (a)1.8


                        FRANK RUSSELL INVESTMENT COMPANY

            AMENDMENT TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

                          Regarding Powers of Trustees

         AMENDMENT NO. 7 to the Amended and Restated Master Trust Agreement dated August 19, 2002 (referred to herein as the "Agreement"), done this 17th day of May, 2005, by the Trustees under such Agreement.

                                   WITNESSETH:

         WHEREAS,  the Trustee desire to restate the first  paragraph of section
         3.2 of the Agreement;

         NOW,  THEREFORE,  the Trustees  hereby  restate the first  paragraph of section 3.2 of the Agreement as follows:

         Section 3.2 Powers of Trustees. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may from time to time in accordance with the provisions of Section 4.2 and 4.3, respectively, hereof establish Sub-Trusts and Classes of Sub-Trusts, each such Sub-Trust to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purpose; they may as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with the By-Laws they may appoint from their own number, and terminate, a Chairman for the purpose of presiding at meetings of the Board of Directors and exercising and performing such other powers and duties as the Board may determine; in accordance with Section 3.3, they may employ one or more advisers, administrators, depositories and custodians and may authorize any depository or custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise, set record dates or times for the determination of Shareholders or various of them with respect to various matters; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and, in general they may delegate to any Chairman, to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

         The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Amended and Restated Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


/s/ Lynn L. Anderson                             /s/ Lee C. Gingrich
---------------------------------                ------------------------------
Lynn L. Anderson                                 Lee C. Gingrich


/s/ Paul E. Anderson                             /s/ Michael J. Phillips
---------------------------------                ------------------------------
Paul E. Anderson                                 Michael J. Phillips


/s/ Kristianne Blake                             /s/ Raymond P. Tennison, Jr.
---------------------------------                ------------------------------
Kristianne Blake                                 Raymond P. Tennison, Jr.


/s/ Daniel P. Connealy                           /s/ Julie W. Weston
---------------------------------                ------------------------------
Daniel P. Connealy                               Julie W. Weston


/s/ Jonathan Fine
---------------------------------
Jonathan Fine

         The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Amended and Restated Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


/s/ Lynn L. Anderson                             /s/ Lee C. Gingrich
---------------------------------                -------------------------------
Lynn L. Anderson                                 Lee C. Gingrich


/s/ Paul E. Anderson                             /s/ Michael J. Phillips
---------------------------------                -------------------------------
Paul E. Anderson                                 Michael J. Phillips


/s/ Kristianne Blake                             /s/ Raymond P. Tennison, Jr.
---------------------------------                -------------------------------
Kristianne Blake                                 Raymond P. Tennison, Jr.


/s/ Daniel P. Connealy                           /s/ Julie W. Weston
---------------------------------                -------------------------------
Daniel P. Connealy                               Julie W. Weston


/s/ Jonathan Fine                                /s/ Jack Thompson
---------------------------------                -------------------------------
Jonathan Fine                                    Jack Thompson